Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript TWMC - Trans World Entertainment Corp. Sales Conference Call Event Date/Time: Jan. 10. 2008 / 10:00AM ET

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FINAL TRANSCRIPT

Jan. 10. 2008 / 10:00AM ET, TWMC - Trans World Entertainment Corp. Sales Conference Call

CORPORATE PARTICIPANTS

Bob Higgins

Trans World Entertainment Corp. - Chairman, CEO

Jim Litwak

Trans World Entertainment Corp. - President

John Sullivan

Trans World Entertainment Corp. - CFO

CONFERENCE CALL PARTICIPANTS

Ian Corydon

B. Riley & Co. - Analyst

Edward Woo

Wedbush Morgan Securities - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Trans World Entertainment holiday sales results conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question and answer session, and instructions will follow at that time. (OPERATOR INSTRUCTIONS) As a reminder, this conference call is being recorded.

I would like to introduce your host for today's conference, Mr. Bob Higgins, Chairman and CEO. Sir, you may begin.

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Thank you very much. Good morning. With me today is John Sullivan, our Chief Financial Officer, Jim Litwak, our President, is joining us from the Consumer Electronics Show in Las Vegas. Jim, are you there with us?

Jim Litwak - Trans World Entertainment Corp. - President

Yes, I am.

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Okay. Thank you.

During today's call, we will provide you with an overview of our sales performance for the 2007 holiday season, and then discuss our updated earnings forecast for the year. We are not in a position today to discuss my proposal to take the Company private, or any other proposal received by the independent group of Directors appointed by the Board.

Holiday sales were well below our expectations. For the five weeks in December, our comp sales decreased 13%, after declining 10% in November. For the nine-week period including November, our comp sales were down 12%.

Jim will now comment on each category of business.

Jim Litwak - Trans World Entertainment Corp. - President

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FINAL TRANSCRIPT

Jan. 10. 2008 / 10:00AM ET, TWMC - Trans World Entertainment Corp. Sales Conference Call

Thanks, Bob. As Bob mentioned, our sales performance this holiday season was disappointing.

By category, for the combined November/December period, our comp sales were down 28% in music, and 7% in video. Our video game business was up 6%, and our other categories, including electronics, accessories, and boutique, increased 9%. The video category represented 42% of our business, compared to 41% last year. The decline in this category was due to the lack of strength in new releases as compared to last year, as well as a lower average unit selling price on catalog.

To give you a feel, Top 50, which tends to drive the category, was down 12%. Music represented 33% of our business in the period, compared to 39% last year. Music continues to decline at an accelerated rate, due to the lack of good product and lower demand. Top 50 in this category was down 29%.

Video games had positive comparable sales, due to improved hardware allocations of Wii, PS3, and Nintendo DS Light, as well as improved software sales. While comp performance was positive, there continues to be greater opportunity, as product availability expands during the next year. The comp increase of 9% in our other categories grew at an accelerated rate, and helps to broaden our mix of entertainment product.

Let me now turn it over to John to discuss our updated earnings forecast.

John Sullivan - Trans World Entertainment Corp. - CFO

Thanks, Jim, good morning. With this season's holiday sales numbers being lower than our expectation, we now expect a net loss for fiscal 2007 in the range of 15 to $20 million, compared to our previously issued guidance of breakeven.

Our prior earnings forecast of breakeven for the year was predicated on a fourth quarter comp sales decrease in the low-single digits, based on an improving trend we had experienced through the first three quarters. You may recall we had a comp sales decline in the first quarter of 10%, improving to a minus 6% in Q2, and to a minus 4% in Q3.

We are now forecasting our annual EBITDA in the range of 15 to $20 million. Our prior expectation was EBITDA similar to last year's $40 million. During the quarter, we ran liquidating sales at 138 stores that we are closing by year end. We expect to end this year with 817 stores. We will release our fourth quarter and year end earnings on Thursday, March 6, 2008.

At this time, we would like to open up to any questions you may have.

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) Our first question comes from Ian Corydon of B. Riley and Company.

Ian Corydon - B. Riley & Co. - Analyst

Thanks. Just a couple questions. Did you see any difference in performance between the remodels at stores and the rest of the store base?

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Jim, do you want to take that, or do you want me to take that?

Jim Litwak - Trans World Entertainment Corp. - President

I will take it. We saw that the remodeled, the remodeled prototype stores performed slightly better than the core stores that were not effected in the remodel.

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Jan. 10. 2008 / 10:00AM ET, TWMC - Trans World Entertainment Corp. Sales Conference Call

Ian Corydon - B. Riley & Co. - Analyst

Okay. And could you just give a little detail on how you came up with the 138 store closing figure, what were kind of the criteria for closing stores?

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Basically we look at a number of criterias. First of all, is natural lease expiration in the store that is not profitable today, and if we can't work out a go-forward deal on those stores that allow us to get a model that makes it, a rent concession that makes it profitable, we would close the store. And that is really the major amount of stores. So it is, the stores that are closing would be non-performing.

We do have a small group of stores that were profitable stores, that we could not reach terms that were acceptable to continue to be a profitable store on a go-forward basis with the landlord, and once in a great while you would run into a situation that the landlord might not even want you to renew in a particular space, because they wanted it for a different use.

Ian Corydon - B. Riley & Co. - Analyst

Okay, and last question, on the stores that you are closing, what do you typically recover of the inventory in those stores? I guess you would liquidate some, give some back to the vendors. I am trying to get a sense for--

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Yes, and basically in our business, music that is not sold is returnable, or we can reprocess it. So we can return products with a very, very slight penalty with the music vendors. And with the video vendors, with the studios, it is returnable on the DVD, and that is without penalty, and so we get full credit on that.

So on our two major categories, we do get credit. On games and the other categories, the majority of them, we take markdowns and get rid of the merchandise.

Ian Corydon - B. Riley & Co. - Analyst

Okay.

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Or we reuse it. If it is merchandise that is very salable merchandise. We transfer it to other stores, or to our distribution centers for use.

Ian Corydon - B. Riley & Co. - Analyst

Thank you.

Operator

Again, if you--

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Just a summary of that, the majority of the, we get extremely high value out of what the cost of the inventory is.

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FINAL TRANSCRIPT

Jan. 10. 2008 / 10:00AM ET, TWMC - Trans World Entertainment Corp. Sales Conference Call

Operator

(OPERATOR INSTRUCTIONS) Our next question comes from Edward Woo of Wedbush.

Edward Woo - Wedbush Morgan Securities - Analyst

Yes, I had a question. I just wanted to clarify. You guys said you saw minus 10% comps in November, and minus 13% comps in December. Is that correct? And also, what trend do you think is going to happen in the next year, either in the music business or in the DVD business, that may turn things around?

Jim Litwak - Trans World Entertainment Corp. - President

Bob, do you want me to take that?

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Yes, why don't you, and I can add anything to it.

Jim Litwak - Trans World Entertainment Corp. - President

Sure. Well, in regards to the DVD business, frankly it is pretty exciting after having been out here at CES and having Warner announce that they are going to one platform for Blu-Ray. Finally the customer has an understanding of where this business is going to go, and not be confused.

And frankly, we saw the confusion this whole year, even the way we have to set it up and sell to the customer. But it looks like the platform more war is pretty much over. Warner is not even going to be producing any HD product after I believe the beginning of May, and before that, only a couple of hits. So Blu-Ray becomes the new DVD format, which is particularly exciting. So we like that a lot, and that plays into our growing video business as a percent to our total.

In regards to music, frankly I think there are two things that are going to be beneficial there. First of all, the lack of any new product and new hits this fourth quarter, was just, was really astounding what it was. I mean it was Josh Groban, it was Alicia Keys, it was Mary J. Blige, and I would think with the exception of Josh Groban, none of these really performed at the way that we thought, that anybody thought that they would.

But on top of that, we believe that as we continue to support that product category, as we continue to be really the only player left from a catalog perspective, that that may give us the ability to capture greater market in a smaller diminishing pie.

Edward Woo - Wedbush Morgan Securities - Analyst

Thank you.

Operator

(OPERATOR INSTRUCTIONS) I am not showing any further questions at this time.

Bob Higgins - Trans World Entertainment Corp. - Chairman, CEO

Okay. Thank you, Operator. And thanks everyone for your participation today. We look forward to talking to you in March, to give you our year end results. Thanks again.

Operator

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FINAL TRANSCRIPT

Jan. 10. 2008 / 10:00AM ET, TWMC - Trans World Entertainment Corp. Sales Conference Call

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program. You may now disconnect.

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